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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 21, 2008
                                -----------------


                            THE X-CHANGE CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)



         Nevada                       002-41703                  90-0156146
         ------                       ---------                  ----------
(State or other jurisdiction       (Commission File           (I.R.S. Employer
     of incorporation)                 Number)               Identification No.)


                     710 Century Parkway, Allen, Texas 75013
                     ---------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (972) 747-0051
                                 --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 21, 2008, the board of directors (the "BOARD") of The X-Change Corporation (the "COMPANY") received and accepted the resignation of its Chief Financial Officer, Mr. George DeCourcy. Mr. DeCourcy also resigned from the Board as well as from any and all positions with the Company's wholly owned subsidiary AirGATE Technologies, Inc. ("AIRGATE"), including as Chief Financial Officer and member of its board of directors. Mr. DeCourcy cited personal reasons for tendering his resignation, and cited no disagreement with the Company on any matters relating to the Company's operations, policies or practices.

Subsequent to Mr. DeCourcy's resignation, The Board has appointed Wm Chris Mathers as the Company's Principal Financial Officer for both the Company and AirGATE. Since 1994, Mr. Mathers has served as Chief Financial Officer for a variety of public and privately held companies. Mr. Mathers is a 1981 graduate of Southwestern University in Georgetown, Texas and is a Certified Public Accountant. He began his career in the audit department of the accounting firm of Price Waterhouse.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 24, 2008

                                       THE X-CHANGE CORPORATION




                                       By: /s/ Kathleen Hanafan
                                           -------------------------------------
                                           Kathleen Hanafan
                                           President and Chief Executive Officer